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EXHIBIT 3(ii)

The Dow Chemical Company
Bylaws

(As amended and re-adopted in full on April 10, 2003, effective March 21, 2003.)

Section I
CAPITAL STOCK

        Section 1.1. Certificates. Every holder of stock in the Company shall be entitled to have a certificate signed in the name of the Company by the Chairman of the Board of Directors or the President or an Executive Vice President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

        Section 1.2. Record Ownership. The certificates of each class or series of a class of stock shall be numbered consecutively. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Company's books. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

        Section 1.3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Company only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

        Section 1.4. Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Company an affidavit as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by policies adopted by the Board of Directors, give the Company a bond, in such form as may be approved by the General Counsel or his or her staff, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

        Section 1.5. Transfer Agents; Registrars; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Company.

        Section 1.6. Record Date. The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

Section II
MEETINGS OF STOCKHOLDERS

        Section 2.1. Annual. The annual meeting of stockholders for the election of Directors and the transaction of such other proper business shall be held during the month of May each year at a time and place, within or without Delaware, as determined by the Board of Directors.

        Section 2.2. Special. Special meetings of stockholders for any purpose or purposes may be called only by the Board of Directors, pursuant to a resolution adopted by a majority of the entire Board of Directors, either upon motion of a Director or upon written request by the holders of at least fifty percent of the voting power of all the shares of capital stock of the Company then outstanding and entitled to vote generally in the election of Directors. Any such request by stockholders shall be delivered to, or mailed and received by, the Secretary of the Company at the Company's principal executive offices, shall set forth the purpose or purposes of the meeting, and shall be in proper form. To be proper form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder(s) propose(s) to bring before the meeting:

          (a)  The name and record address of each such stockholder;

          (b)  The class or series and number of shares of capital stock of the Company that are owned beneficially or of record by each such stockholder;

          (c)  A brief description of each proposed item of business desired to be brought before the meeting, including the text of any proposed amendment to the Certificate of Incorporation or these Bylaws;

          (d)  A description of all arrangements or understandings between each such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interests of such stockholder in such business; and

          (e)  A representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

        At any such special meeting, only such business may be transacted as is related to the purpose or purposes set forth in the notice of meeting. Special meetings may be held at any place, within or without Delaware.

        Section 2.3. Notice. Notice (either written or as otherwise permitted by the General Corporation Law of Delaware) of each meeting of stockholders, stating the time, place and purpose thereof, shall be distributed (either by the U.S. Postal Service or as otherwise permitted by the General Corporation Law of Delaware) by the Secretary or an Assistant Secretary not less than ten days nor more than sixty days before such meeting to every stockholder entitled to vote thereat.

        Section 2.4. List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for at least ten days before the meeting and at the place of the meeting during the whole time of the meeting.

        Section 2.5. Quorum. The holders of at least fifty percent of the issued and outstanding stock of the Company entitled to vote with respect to any one of the purposes for which the meeting is called, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the General Corporation Law of Delaware. In the event of a lack of quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

        Section 2.6. Organization. The Chairman of the Board, or, in the absence of the Chairman of the Board, the President, or, in the absence of both, any Executive Vice President or Vice President, shall preside at meetings of stockholders as chairman of the meeting. The Secretary of the Company shall act as secretary, but in the absence of the Secretary, the chairman of the meeting may appoint a secretary. Rules governing the procedures and conduct of meetings of stockholders shall be determined by the chairman of the meeting.

        Section 2.7. Voting. Subject to all of the rights of the Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to Article IV of the Certificate of Incorporation or by the General Corporation Law of Delaware, each stockholder shall be entitled to one vote, in person or by proxy (either written or as otherwise permitted by the General Corporation Law of Delaware), for each voting share held of record by such stockholder. The votes for the election of Directors and, upon the demand of any stockholder the vote upon any matter before the meeting, shall be by written ballot. Except as otherwise required by the General Corporation Law of Delaware or as specifically provided for in the Certificate of Incorporation or these Bylaws, in any question or matter brought before any meeting of stockholders (other than the election of Directors), the affirmative vote of the holders of voting shares present in person or by proxy representing a majority of the votes actually cast on any such question or matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the voting shares present in person or represented by proxy at the meeting and entitled to vote and actually cast on the election of Directors.

        Section 2.8. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors or the chairman of the meeting shall appoint one or more inspectors to act at the meeting and make a written report thereof. The chairman of the meeting may designate one or more persons as alternate inspectors to replace any inspector who fails or is unable to act. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s), and certify the inspectors' determination of the number of shares represented at the meeting and the count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s).

        Section 2.9. Notification of Annual Meeting Business. Any stockholder may bring business before an annual meeting only if:

          (a)  Such stockholder is a stockholder of record on the date of giving notice as provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to vote at such annual meeting;

          (b)  Such business is properly before the meeting pursuant to the laws of the State of Delaware; and

          (c)  Such stockholder complies with the notice procedures set forth in this Section 2.9. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely written notice thereof in proper form to the Secretary of the Company. To be timely, a stockholder's notice to the Secretary must be delivered to or distributed and received at the principal executive offices of the Company not less than 60 days nor more than 120 days prior to the anniversary date on which the Company first distributed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary of the prior year's annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was distributed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of Sections 2.9 and 3.10 of these Bylaws, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or any document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934. To be in proper form, a stockholder's notice to the Secretary must comply with all the same requirements that apply to special meetings of stockholders as set forth in Section 2.2 of these Bylaws.

        No business shall be conducted at an annual meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 2.9. If the person presiding at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, he or she shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section III
BOARD OF DIRECTORS

        Section 3.1. Number and Qualifications. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors. The number of Directors constituting the entire Board of Directors shall be not less than six nor more than twenty-one, as authorized from time to time exclusively by a vote of a majority of the entire Board of Directors. As used in these Bylaws, the term "entire Board of Directors" means the total authorized number of Directors that the Company would have if there were no vacancies. Each Director shall at all times be a holder of Common Stock of the Company.

        Section 3.2. Resignation. A Director may resign at any time by giving written notice to the Chairman of the Board, to the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

        Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held without further notice at such time and place as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

        Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or at the request in writing of one-third of the Directors then in office.

        Section 3.5. Notice of Special Meetings. Notice of the time and place of each special meeting shall be mailed to each Director at least two days before the meeting or telegraphed or telecopied to such Director at least one day before the meeting. The notice need not state the purposes of the special meeting.

        Section 3.6. Place of Meetings. The Directors may hold their meetings and have an office or offices outside of Delaware.

        Section 3.7 Quorum. A majority of the total number of Directors then holding office shall constitute a quorum. In the event of lack of a quorum, a majority of the Directors present may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be obtained.

        Section 3.8. Organization. The Chairman of the Board, or, in the absence of the Chairman of the Board, the President, or, in the absence of both, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary or an Assistant Secretary of the Company shall act as secretary, but in the absence of the Secretary or an Assistant Secretary, the presiding officer may appoint a secretary.

        Section 3.9. Compensation of Directors. Directors shall receive such compensation for their services as the Compensation Committee may determine pursuant to Section 4.4(a) of these Bylaws, or as the Board of Directors may determine. Any Director may serve the Company in any other capacity and receive compensation therefor.

        Section 3.10. Notification of Nominations. Nominations for the election of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of Directors. Any stockholder entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if such stockholder complies with all the same requirements that apply to business to be brought before an annual meeting of stockholders as set forth in Section 2.9, and with respect to an election to be held at an annual meeting of stockholders within the time limits specified in such Section, but with respect to an election to be held at a special meeting of stockholders for election of Directors, by the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. In addition to the information required by Section 2.9, the required notice shall include:

          (a)  A description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder;

          (b)  Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and

          (c)  The consent of each nominee to serve as a Director of the Company if elected.

        The person presiding at any meeting of stockholders may refuse to acknowledge the nomination of any person not made in full compliance with the foregoing procedure.

Section IV
COMMITTEES OF THE BOARD

        Section 4.1. Creation and Organization. The standing committees of the Board of Directors shall be an Executive Committee; an Audit Committee; a Compensation Committee; a Committee on Directors and Governance; an Environment, Health and Safety Committee; a Finance Committee; and a Public Interest Committee, having the respective duties assigned to each in this Section IV and any other duties assigned to such committee by resolution passed by a majority of the entire Board of Directors from time to time. Except as specified herein, each such standing committee shall consist of one or more Directors and such other ex officio members as the Board of Directors shall from time to time determine. The chairman of each standing committee shall be one of such committee's members who shall be designated as that committee's chairman by a majority of the entire Board of Directors. Members of each standing committee shall be elected by a majority of the entire Board of Directors. Vacancies in any standing committee shall be filled by a majority vote of the entire Board of Directors. The Board of Directors may appoint management employees of the Company or its subsidiaries to be ex officio members of any standing committee except the Executive Committee. Ex officio members of standing committees shall be entitled to be present at all meetings of their respective committees and to participate in committee discussions, but shall not be entitled to vote or be counted for quorum purposes. Each standing committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority of its members shall be necessary to constitute a quorum. The Board of Directors may from time to time appoint such special committees with such powers and such members as it may designate in a resolution or resolutions adopted by a majority of the entire Board of Directors.

        Section 4.2. Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and affairs of the Company to the fullest extent allowed by the General Corporation Law of Delaware, and other applicable regulations and statutes, including the power and authority:

          (a)  To authorize the issuance of common stock;

          (b)  To the extent authorized by the Board of Directors, to authorize the issuance of shares of Preferred Stock, to fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or any other series of any class of stock of the Company, to fix the number of shares of any series of Preferred Stock or to authorize the increase or decrease of the shares of any series of Preferred Stock;

          (c)  To declare dividends on stock; and

          (d)  To adopt a certificate of ownership and merger in accordance with the General Corporation Law of Delaware.

        The Executive Committee shall consist of the officer who serves as the chief executive officer pursuant to Section 5.17 and not fewer than two other Directors. The Executive Committee shall keep minutes of its meetings.

        Section 4.3. Audit Committee. The Audit Committee shall have the sole authority to appoint or replace the Company's independent auditors, subject to shareholder ratification. The Audit Committee shall assist the Board in monitoring:

          (a)  The integrity of the financial statements of the Company;

          (b)  The independent auditor's qualifications, independence and performance;

          (c)  The performance of the Company's internal audit function; and

          (d)  The compliance by the Company with legal and regulatory requirements.

        The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual meeting proxy statement.

        Section 4.4. Compensation Committee. The Compensation Committee shall discharge the Board's responsibilities relating to the total compensation of the Company's chief executive officer and other senior executives in a manner consistent with and in support of the business objectives of the Company, competitive practice, and all applicable rules and regulations.

        Section 4.5. Committee on Directors and Governance. The Committee on Directors and Governance shall consider and report periodically to the Board of Directors on all matters relating to the selection, qualification, and compensation of members of the Board and candidates nominated to the Board, as well as any other matters relating to the duties of the members of the Board. The Committee shall act as a nominating committee with respect to candidates for Directors and will make recommendations to the full Board concerning the size of the Board and structure of committees of the Board. The Committee shall also assist the Board with oversight of corporate governance matters.

        Section 4.6. Environment, Health and Safety Committee. The Environment, Health and Safety Committee shall have the authority and responsibility to assess current aspects of the Company's environment, health and safety policies and performance and to make recommendations to the Board of Directors and the management of the Company with regard to promoting and maintaining superior standards of performance.

        Section 4.7. Finance Committee. The Finance Committee shall periodically review and make recommendations to the Board regarding:

          (a)  Oversight of Company financial activity including, but not limited to, risk management, tax planning and compliance, investor relations, cash flow management, insurance, capital structure, financial and business performance, working capital, capital planning, financial investment policies and financial impact of mergers, acquisitions and divestitures;

          (b)  The investment policy and objectives for the Dow Employees' Pension Plan and any other pension plan or pension fund maintained by the Company for its employees or employees of its subsidiaries ("Plans");

          (c)  The performance of the Plans' assets and investment advisors acting pursuant to the Plans;

          (d)  The funding policy of the Plans;

          (e)  Financial resolutions to be submitted to the Board of Directors.

        Section 4.8. Public Interest Committee. The Public Interest Committee shall have oversight responsibility and shall advise the Board on matters impacting corporate social responsibility and the Company's public reputation. The Committee's focus includes the Company's public policy management, philanthropic contributions, international codes of business conduct, and corporate reputation management. Recognizing that positive perceptions of the Company's policies and practices are valuable assets, the Committee will monitor these perceptions and will make recommendations to the Board and management to continually enhance the Company's public standing.

        Section 4.9. Powers Reserved to the Board. No committee of the Board of Directors shall have the power or authority to:

          (a)  Approve or adopt, or recommend to stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval; or

          (b)  Adopt, amend, or repeal these Bylaws.

        No committee of the Board of Directors shall take any action that is required by these Bylaws, the Certificate of Incorporation or the General Corporation Law of Delaware to be taken by a vote of a specified proportion of the entire Board of Directors.

Section V
OFFICERS

        Section 5.1. Designation. The officers of the Company shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Treasurer, a Secretary, a Controller, and a General Counsel. The Board of Directors also may elect or appoint, or provide for the appointment of, such other officers, assistant officers (including one or more Assistant Treasurers, one or more Assistant Secretaries and one or more Assistant Controllers) and agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Company.

        Section 5.2. Election and Term. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers. The term of each officer shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor is chosen and qualified.

        Section 5.3. Resignation. Any officer may resign at any time by giving written notice to the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

        Section 5.4. Removal. Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the entire Board of Directors.

        Section 5.5. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

        Section 5.6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may be assigned by the Board of Directors.

        Section 5.7. President. The President shall have such other powers and perform such other duties as may be assigned by the Board of Directors.

        Section 5.8. Executive Vice Presidents. The Executive Vice Presidents shall assist the President in the management of the business and affairs of the Company and shall perform such other duties as may be assigned by the President or the Board of Directors.

        Section 5.9. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned by the President or the Board of Directors. The Board of Directors may designate a Financial Vice President and one or more Vice Presidents as Senior Vice Presidents, Group Vice Presidents or Corporate Vice Presidents.

        Section 5.10. Treasurer. The Treasurer shall have charge of all funds of the Company and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

        Section 5.11. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Treasurer or the Board of Directors.

        Section 5.12. Secretary. The Secretary or an Assistant Secretary shall keep the minutes and give notices of all meetings of stockholders and Directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge, and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the

Company certified by the Secretary or any Assistant Secretary. The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

        Section 5.13. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Secretary or the Board of Directors.

        Section 5.14. Controller. The Controller shall be in charge of the accounts of the Company. The Controller shall have such other powers and perform such other duties as may be assigned by the Board of Directors and shall submit such reports and records to the Board of Directors as it may request.

        Section 5.15. Assistant Controllers. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Controller or the Board of Directors.

        Section 5.16. General Counsel. The General Counsel shall be in charge of all matters concerning the Company involving litigation or legal counseling. The General Counsel shall have such other powers and perform such other duties as may be assigned by the Board of Directors and shall submit such reports to the Board of Directors as it may request.

        Section 5.17. Designation of an Officer as the Chief Executive Officer. The Board of Directors shall designate one of the elected officers as the chief executive officer of the Company. The chief executive officer shall be in general and active charge of the business and affairs of the Company.

        Section 5.18. Designation of an Officer as the Chief Operating Officer. The Board of Directors may designate one of the elected officers the chief operating officer of the Company with such powers and duties as may be assigned by the Board of Directors.

        Section 5.19. Compensation of Officers. The officers of the Company shall receive such compensation for their services as the Compensation Committee may determine pursuant to Section 4.4(a) of these Bylaws.

Section VI
INDEMNIFICATION

        Section 6.1 Mandatory Indemnification. The Company shall indemnify, to the fullest extent permitted by Delaware law, any person who was or is a defendant or is threatened to be made a defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

          (a)  Is or was a Director, officer or employee of the Company; or

          (b)  Is or was a Director, officer or employee of the Company and is or was serving at the request of the Company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise; or

          (c)  Is or was serving at the request of the Company as a director, trustee, member, member representative or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

        Section 6.2 Permitted Indemnification. The Company may indemnify, to the fullest extent permitted by Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

          (a)  Is or was a Director, officer, employee or agent of the Company; or

          (b)  Is or was serving at the request of the Company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

        Section 6.3 Expenses Payable in Advance. Expenses (including attorneys' fees) incurred by any person who is or was a Director or officer of the Company, or any person who is or was serving at the request of the Company as a director, trustee, member, member representative or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, in defending or investigating a threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Company to the fullest extent permitted by Delaware law in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately shall be determined that such person is not entitled to be indemnified by the Company as authorized in this Section VI. Such expenses incurred by any person who is or was an employee or agent of the Company, or any person who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, limited liability company, joint venture, trust or enterprise may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        Section 6.4 Judicial Determination of Mandatory Indemnification or Mandatory Advancement of Expenses. Any person may apply to any court of competent jurisdiction in the State of Delaware to order indemnification or advancement of expenses to the extent mandated under Sections 6.1 or 6.3 above. The basis of such order of indemnification or advancement of expenses by a court shall be a determination by such court that indemnification of, or advancement of expenses to, such person is proper in the circumstances. Notice of any application for indemnification or advancement of expenses pursuant to this Section 6.4 shall be given to the Company promptly upon the filing of such application. The burden of proving that such person is not entitled to such mandatory indemnification or mandatory advancement of expenses, or that the Company is entitled to recover the mandatory advancement of expenses pursuant to the terms of an undertaking, shall be on the Company. If successful in whole or in part in obtaining an order for mandatory indemnification or mandatory advancement of expenses, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall also be entitled to be paid all costs (including attorneys' fees and expenses) in connection therewith.

        Section 6.5 Nonexclusivity. The indemnification and advancement of expenses mandated or permitted by, or granted pursuant to, this Section VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested Directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise both as to action by the person in an official capacity and as to action in another capacity while holding such office. The provisions of this Section VI shall not be deemed to preclude the indemnification of any person who is not specified in this Section VI, but whom the Company has the power or obligation to indemnify under Delaware law or otherwise.

        Section 6.6 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, member, member representative, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Section VI.

        Section 6.7 Definitions. For the purposes of this Section VI references to "the Company" shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, members, member representatives, officers, employees or agents, so that any person who is or was a director, trustee, member, member representative, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section VI with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. The term "other enterprise" as used in this Section VI shall include employee benefit plans. References to "fines" in this Section VI shall include excise taxes assessed on a person with respect to an employee benefit plan. The phrase "serving at the request of the Company" shall include any service as a director, trustee, member, member representative, officer, employee or agent that imposes duties on, or involves services by, such director, trustee, member, member representative, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries.

        Section 6.8 Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section VI shall continue as to a person who has ceased to be a Director, officer, employee or agent of the Company, and to a person who has ceased to serve at the request of the Company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, and, in each case, shall inure to the benefit of the heirs, executors and administrators of such person.

        Section 6.9 Repeal, Amendment or Modification. Any repeal, amendment or modification of this Section VI shall not affect any rights or obligations then existing between the Company and any person referred to in this Section VI with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts.

Section VII
MISCELLANEOUS

        Section 7.1. Seal. The corporate seal shall have inscribed upon it the name of the Company, the year "1947" and the words "Corporate Seal" and "Delaware." The Secretary shall be in charge of the seal and may authorize a duplicate seal to be kept and used by any other officer or person.

        Section 7.2. Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

        Section 7.3. Voting of Stock Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the President, any Executive Vice President, any Vice President or the General Counsel. Any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

        Section 7.4. Executive Office. The principal executive office of the Company shall be located in the City of Midland, County of Midland, State of Michigan, where the books of account and records shall be kept. The Company also may have offices at such other places, both within and without Delaware, as the Board of Directors from time to time shall determine or the business and affairs of the Company may require.

Section VIII
AMENDMENT OF BYLAWS

        Section 8.1. The Board of Directors shall have power to amend, alter, change, adopt and repeal the Bylaws of the Company at any regular or special meeting. The stockholders also shall have power to amend, alter, change, adopt and repeal the Bylaws of the Company at any annual or special meeting subject to the requirements of the Certificate of Incorporation.

QuickLinks

  EXHIBIT 3(ii)
The Dow Chemical Company Bylaws (As amended and re-adopted in full on April 10, 2003, effective March 21, 2003.)